EXHIBIT 16

           INVESTMENT PERFORMANCE -- EV CLASSIC STRATEGIC INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of $1,000 in the Fund covering the period from November 26, 1990 through October 31, 1995 and for the 1 year period ended October 31, 1995. Total return for the period prior to the Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.


                                         VALUE OF A $1,000 INVESTMENT

                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 10/31/95    ON 10/31/95    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED
----------        -----------   ------------   ------------   ----------  -----------   ----------  ----------
LIFE OF
FUND              11/26/90      $1,293.66      $1,293.66      29.37%      5.36%         29.37%      5.36%

1 YEAR ENDED
10/31/95          10/31/94      $1,162.05      $1,152.05      16.21%      16.21%        15.21%      15.21%


Average annual total return is calculated using the following formula:

                                    n

                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial
                                      investment at the end of the period after deducting the CDSC*

Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the
                                      maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial
                                      investment at the end of the period after
                                      deducting the CDSC **
                         P         =  an initial investment of $1,000

 *The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.
**The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.


        CALCULATION OF DISTRIBUTION RATE AND EFFECTIVE DISTRIBUTION RATE

The distribution rate as of 10/31/95 was 5.96% and was calculated by annualizing the most recent dividend distribution ($0.055479480) and dividing the result by the current maximum offering price ($11.33).

The effective distribution rate as of 10/31/95 was 6.12% and was calculated by dividing the distribtion rate by the compounding period (365/30), and then compounding the result by adding 1, raising the sum to a power equal to the compounding period, and subtracting 1 from the result according to the following formula:

                                                                   (365/30)
       EFFECTIVE DISTRIBUTION RATE = [(DISTRIBUTION RATE/(365/30))+1] - 1

                                                                      EXHIBIT 16

                        EV CLASSIC STRATEGIC INCOME FUND
                              CALCULATION OF YIELD

                     For the 30 days ended 10/31/95:

                             Interest Income Earned:          $99

 Plus
                                                       ----------
 Equal                                 Gross Income:          $99

 Minus                                     Expenses:           $8
                                                       ----------
 Equal                        Net Investment Income:          $91

 Divided by           Average daily number of shares
                      outstanding that were entitled
                               to receive dividends:        1,006
                                                       ----------
 Equal       Net Investment Income Earned Per Share:      $0.0903

          Maximum Offering Price Per Share 10/31/95:       $11.33

                                      30 Day Yield*:        9.75%

 *Yield is calculated on a bond equivalent rate as follows:
                             6
     2[(($0.0903/$11.33)+1) -1]

                                                                      EXHIBIT 16

          INVESTMENT PERFORMANCE -- EV MARATHON STRATEGIC INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of $1,000 in the Fund covering the period from November 26, 1990 through October 31, 1995 and for the 1 year period ended October 31, 1995.


                                         VALUE OF A $1,000 INVESTMENT

                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 10/31/95    ON 10/31/95    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED
----------        -----------   ------------   ------------   ----------  ----------    ----------  ------------
LIFE OF
FUND              11/26/90      $1,239.44      $1,239.44      23.94%      4.45%         23.94%      4.45%

1 YEAR ENDED
10/31/95          10/31/94      $1,113.43      $1,083.43      11.34%      11.34%        8.34%       8.34%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial
                                      investment at the end of the period after deducting the CDSC *

Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the
                                      maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial
                                      investment at the end of the period after
                                      deducting the CDSC **
                         P         =  an initial investment of $1,000

 * The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

** The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

CALCULATION OF DISTRIBUTION RATE AND EFFECTIVE DISTRIBUTION RATE

The distribution rate as of 10/31/95 was 8.03% and was calculated by annualizing the most recent dividend distribution ($0.057965753) and dividing the result by the current maximum offering price ($8.50).

The effective distribution rate as of 10/31/95 was 8.33% and was calculated by dividing the distribtion rate by the compounding period (365/31), and then compounding the result by adding 1, raising the sum to a power equal to the compounding period, and subtracting 1 from the result according to the following formula:

                                                                  (365/31)
       EFFECTIVE DISTRIBUTION RATE = [(DISTRIBUTION RATE/(365/31))+1] - 1

                                                                      EXHIBIT 16



                        EV MARATHON STRATEGIC INCOME FUND
                              CALCULATION OF YIELD



                     For the 30 days ended 10/31/95:

                             Interest Income Earned:   $1,349,855
 Plus
                                                       ----------
 Equal                                 Gross Income:   $1,349,855

 Minus                                     Expenses:     $265,899
                                                       ----------
 Equal                        Net Investment Income:   $1,083,956

 Divided by           Average daily number of shares
                      outstanding that were entitled
                               to receive dividends:   18,054,043
                                                       ----------
 Equal       Net Investment Income Earned Per Share:      $0.0600

          Maximum Offering Price Per Share 10/31/95:        $8.50

                                      30 Day Yield*:        8.63%

 *  Yield is calculated on a bond equivalent rate as follows:
                              6
     2[(($0.0600/$8.50)+1) -1]